Exhibit 99.1

Corporate Headquarters

70 East 55th Street, 9th Floor

New York, NY 10022

877.826.BLUE (2583)

www.bluerockre.com

PRESS RELEASE

For Immediate Release

BEMT ANNOUNCES REDUCTION IN ANNUAL ASSET MANAGEMENT FEE, OTHER GENERAL AND ADMINISTRATIVE EXPENSE SAVINGS MEASURES

New York, NY (October 15, 2012) – Bluerock Enhanced Multifamily Trust, Inc. (“BEMT” or the “Company”) today announced that the Independent Members of the Board of Directors had approved a reduction in the Advisor’s Asset Management Fee to 0.65% from 1.0% per annum, which is expected to generate significant annual expense savings over time. In exchange for the reduction, the Board approved an increase in the Advisor’s acquisition fee to 2.5% from 1.75%. The Company believes that the above changes are to the benefit of its shareholders because the asset management fee is an annual charge and is earned on all of the assets of BEMT, versus the acquisition fee which is a one-time fee charged only on new assets being acquired. The Company noted that Robert A. Stanger & Co., which provides independent rankings of fee structures on non-traded REITs, increased the Company’s ranking as a result of the changes listed above.

BEMT also announced that its Board had approved a change in accounting firm from KPMG LLP to BDO USA, LLP (“BDO”). BDO is the 8th largest accounting firm in the United States, in terms of net revenues(1).

The change in fee structure and auditors are part of several steps the Company has undertaken recently to significantly reduce BEMT’s annual overhead and operating expenses. Other recent steps include the renegotiation of and/or changes in third party and legal service providers. Together, these changes are expected to generate savings of approximately $450,000 annually and help increase Funds from Operations (FFO) going forward.

“The asset management fee reduction, the change in auditors and counsel, and the renegotiation of our service contracts are part of an ongoing project to reduce our general and administrative expense and improve our FFO. As BEMT grows its assets under management, the annual reduction in our asset management fee has the potential to produce significant ongoing cost savings for the benefit of the Company and its shareholders”, said Ramin Kamfar, Bluerock’s CEO and Founder.

BEMT is a publicly registered, non-traded real estate investment trust. For copies of BEMT’s public company filings, please visit the U.S. Securities and Exchange Commission’s website at www.sec.gov or the Company’s website at www.bluerockre.com/bemt.

(1)     Per Accounting Today’s “2012 Top 100 Firms”

About Bluerock Real Estate

Bluerock Real Estate is a national real estate investment firm headquartered in Manhattan which was founded to provide institutional quality real estate investment products for the individual investor. Bluerock principals have over 80 years aggregate experience and have transacted on over 30 million square feet and $6 billion in acquisitions, primarily on behalf of leading U.S. institutional investors. Bluerock currently focuses on acquiring, managing, and developing stabilized, value-added, and opportunistic multifamily and office properties throughout the United States.

Forward-looking Statements

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to a reduction in annual expenses and improvements in FFO. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of future acquisitions, uncertainties relating to changes in general economic and real estate conditions; the impact of current and future regulation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES.